Exhibit 99.1

Internap Network Services Corporation
250 Williams Street
Atlanta, Georgia 30303
Phone - 404-302-9700
Facsimile – 404-475-0520

Internap Reports Financial Results for Third Quarter 2004

ATLANTA, GEORGIA – November 4, 2004 – Internap Network Services Corporation (AMEX:IIP), the leading provider of high-performance, managed Internet connectivity solutions to business customers, today reported results of operations for the third quarter ended September 30, 2004. For the third quarter, revenues totaled $35.2 million, an increase of 2.2% compared to the third quarter of 2003 and a slight decline over the previous quarter.

Quarterly Highlights:

•	Grew customer base to 1,888 customers, an increase of 88 net new customers in the quarter. Among the new customers are Agiliti, HomeBanc Mortgage Corp, E-Trade, Rogers Corp, Latham & Watkins, Knology, Port of Seattle and Eagle County Gov’t.

•	Customer usage on network up 12% vs second quarter 2004

•	Colocation revenue growth of 11% vs second quarter 2004

•	Paid off Cisco capital lease with a restructured $17.5 million loan facility with Silicon Valley Bank that is expected to improve the company’s working capital

•	Announced T-Systems partnership, to provide variety of intelligent routing solutions to leading multinational customers

•	Introduction of Flow Control XceleratorTM (FCX), a TCP acceleration product that provides LAN-like performance over wide area networks for mission critical applications

Internap’s net loss attributable to common shareholders was $9.2 million for the quarter, or $0.03 per share, compared to $42.7 million, or $0.25 per share for the third quarter of 2003, which also included a deemed dividend of $34.6 million related to beneficial preferred stock conversion features. The net loss for the quarter excluding a restructuring charge of $5.7 million related to additional estimated real estate obligations was $3.5 million compared to $7.9 million for the third quarter of 2003. The Company ended the quarter with $57.1 million in cash.

“Third quarter results represent continued productivity improvements in a tough pricing environment. While revenue dipped slightly from the second quarter, our customer base and additional service offerings continue to grow.” said Gregory A. Peters, Internap’s president and chief executive officer. “Our customer base is one of our greatest assets and we will continue to leverage it as we transform our business by adding new technologies and enhanced IP services.”

Conference Call Information:

Internap’s third quarter teleconference will be held today beginning at 5:00 p.m. Eastern time. The dial-in numbers are 866-800-8651, passcode 93660953 for domestic callers, and 617-614-2704, passcode 93660953 for international participants. The simultaneous web cast will be available from the Investor Relations section of the web site at: www.internap.com.

Internap will provide a replay of the teleconference on its website. Internap will also provide a telephonic replay of the call by dialing 888-286-8010, passcode 59251676.

About Internap

Internap provides high performance, managed Internet connectivity solutions to business customers who require guaranteed network availability and high performance levels for business-critical applications, such as e-commerce, video and audio streaming, voice over Internet Protocol, virtual private networks and supply chain management. Internap’s proprietary route optimization technology monitors the performance of these Internet networks and allows us to intelligently route our customers’ Internet traffic over the optimal Internet path in a way that minimizes data loss and network delay. Its service level agreements guarantee performance across the entire Internet in the United States, excluding local connections, whereas conventional Internet connectivity providers typically only guarantee performance on their own network. Internap provides services to customers in various industry verticals, including financial services, entertainment and media, travel, e-commerce retail, and technology. As of September 30, 2004, Internap provided its services to 1,888 customers in the United States and abroad, including approximately 70 customers in the Fortune 1000 companies.

Internap “Safe Harbor” Statement

Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and equally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Important factors currently known to our management that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: our ability to achieve profitability or positive free cash flow; our ability to secure adequate funding; the incurrence of additional restructuring charges; the success of our recent operational restructurings; our ability to compete against existing and future competitors; pricing pressures; our ability to deploy new access points in a cost-efficient manner; our ability to successfully complete future acquisitions; risks associated with international operations; the availability of services from Internet network service providers; failure of suppliers to deliver their products and services as agreed; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; our ability to operate in light of restrictions in our existing credit facility; our ability to protect our intellectual property; our ability to attract and retain qualified personnel; the outcome of our securities litigation; litigation due to infringement of third party intellectual property rights; evolution of the high performance Internet connectivity and services industry; our ability to respond to technological change; our ability to protect ourselves and our customers from security breaches; effects of terrorist activity; government regulation of the Internet; the dilutive effects of our stock price due to our warrants; future sales of stock; and volatility of our stock price. These risks and others are discussed in more detail in our Annual Report on Form 10-K for the year ended December 31, 2003 and our other filings with the SEC. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law.

Media Contact: C. David Sutton Internap (404) 302-9721 dsutton@internap.com	Investor Contact: Andrew Albrecht Internap (404) 302-9841 aalbrecht@internap.com

INTERNAP NETWORK SERVICES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$57,088	$18,885
Restricted cash	76	125
Accounts receivable, net of allowance of $1,775 and $2,429, respectively	17,164	15,587
Inventory	430	492
Prepaid expenses and other assets	2,176	4,245

Total current assets	76,934	39,334
Property and equipment, net of accumulated depreciation of $138,177 and $127,812, respectively	56,744	59,337
Investments	2,005	2,371
Intangible assets, net of accumulated amortization of $17,378 and $16,941, respectively	3,069	3,488
Goodwill	36,290	36,163
Deposits and other assets	933	1,758

Total assets	$175,975	$142,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable, current portion	$6,699	$2,790
Revolving credit facility	—	8,392
Accounts payable	9,687	7,556
Accrued liabilities	7,079	8,585
Deferred revenue, current portion	1,769	3,674
Capital lease obligations, current portion	1,096	8,770
Restructuring liability, current portion	3,344	1,965

Total current liabilities	29,674	41,732
Notes payable, less current portion	13,542	2,275
Deferred revenue, less current portion	408	316
Capital lease obligations, less current portion	3,372	15,537
Restructuring liability, less current portion	5,770	4,441

Total liabilities	52,766	64,301

Commitments and Contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value, 3,500 shares designated; 1,751 shares outstanding with liquidation preference of $56,032 at December 31, 2003	—	51,841
Common stock, $0.001 par value, 600,000 shares authorized; 337,338 and 228,751 shares issued and outstanding, respectively	337	229
Additional paid in capital	967,430	855,240
Accumulated deficit	(844,842)	(829,460)
Accumulated items of other comprehensive income	284	300

Total stockholders’ equity	123,209	78,150

Total liabilities and stockholders’ equity	$175,975	$142,451

INTERNAP NETWORK SERVICES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Revenues	$35,151	$34,379	$107,399	$102,796

Costs and expenses:
Direct cost of network, exclusive of depreciation shown below	18,413	19,795	55,360	57,132
Customer support	2,162	2,504	6,448	7,931
Product development	1,324	836	4,123	2,759
Sales and marketing	5,317	4,513	14,976	14,966
General and administrative	7,352	5,354	22,311	14,311
Depreciation	3,646	7,931	11,950	28,293
Amortization of intangible assets	144	362	437	3,218
Amortization of deferred stock compensation	—	—	—	390
Restructuring costs	5,692	132	5,692	1,084
(Gain) on sale and retirement of property and equipment	87	(53)	176	(53)

Total operating costs and expenses	44,137	41,374	121,473	130,031

Loss from operations	(8,986)	(6,995)	(14,074)	(27,235)

Other expense:
Interest expense, net	254	792	1,486	2,486
Other expense (income)	(56)	291	(178)	762

Total other expense	198	1,083	1,308	3,248

Net loss	(9,184)	(8,078)	(15,382)	(30,483)

Less deemed dividend related to beneficial conversion feature	—	(34,576)	—	(34,576)

Net loss attributable to common stockholders	$(9,184)	$(42,654)	$(15,382)	$(65,059)

Basic and diluted net loss per share	$(0.03)	$(0.25)	$(0.06)	$(0.40)

Weighted average common shares outstanding used in computing basic and diluted net loss per share	291,317	169,352	270,457	164,147

INTERNAP NETWORK SERVICES CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine months ended September 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,382)	$(30,483)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,387	31,511
Non-cash interest expense on capital lease obligations	904	961
Provision for doubtful accounts	1,986	1,239
Loss from equity method investment	359	762
Non-cash restructuring charge	5,692
Non-cash compensation expense	—	390
Loss (gain) on sale and retirement of property & equipment	176	(53)
Changes in operating assets and liabilities:
Accounts receivable	(3,563)	(1,707)
Inventory, prepaid expenses and other assets	2,939	2,502
Accounts payable and accrued liabilities	(805)	(4,651)
Accrued restructuring charge	(2,984)	(6,224)
Deferred revenues	(1,813)	(3,382)

Net cash provided by (used in) operating activities	(104)	(9,135)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(8,363)	(3,564)
Other	(58)	2,053

Net cash used in investing activities	(8,421)	(1,511)

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in revolving credit facility	(8,392)	(946)
Principal payments on notes payable	(2,325)	(3,888)
Payments on capital lease obligations	(20,512)	(2,829)
Proceeds from notes payable	17,500	—
Proceeds from exercise of stock options and warrants	4,525	830
Proceeds from issuance of common stock	55,932	9,470

Net cash provided by (used in) financing activities	46,728	2,637

Net increase (decrease) in cash and cash equivalents	38,203	(8,009)
Cash and cash equivalents at beginning of period	18,885	25,219

Cash and cash equivalents at end of period	$57,088	$17,210